Exhibit 10.1

December 23, 2015

Michael McGuire

Waterloo House

100 Pitts Bay Road

Pembroke, Bermuda HM08

Re:	Assignment of Director Remuneration paid by Blue Capital Reinsurance Holdings Ltd.

Dear Mike:

This letter agreement relates to your service as a director on the Board of Directors of Blue Capital Reinsurance Holdings Ltd. (“BCRH”). As previously agreed, for so long as you serve as a director of BCRH and are an employee of an Endurance Specialty Holdings Ltd. (the “Company”), with this letter, you hereby instruct BCRH to assign to the Company your rights to any remuneration, including but not limited to cash, equity, equity-based awards and expense reimbursements, paid, payable or granted to you in your capacity as a director of BCRH. For the avoidance of doubt, this letter agreement shall not apply to (a) reimbursement by BCRH of out-of-pocket expenses incurred by you personally in connection with the performance of your duties as a director of BCRH or (b) any compensation payable to you by BCRH other than in your capacity as a director of BCRH.

Intending to be legally bound hereby, the parties have executed this letter agreement on the dates set forth below.

ENDURANCE SPECIALTY HOLDINGS LTD.,

by

/s/ John V. Del Col

Name: John V. Del Col
Title: Secretary

BLUE CAPITAL REINSURANCE HOLDINGS LTD.,

by
/s/ Greg Garside

Name: Greg Garside
Title: Chief Financial Officer

/s/ Michael McGuire

Michael McGuire